UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2017

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600
Dallas, TX 75219
(Address of principal executive offices) (Zip Code)

(214)-665-9495
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 16, 2017, Abeona Therapeutics Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative for the underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 5,000,000 shares of its common stock, par value $0.01 per share, at a price to the public of $16.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of its common stock. The Company expects to receive approximately $80 million in net proceeds from the offering before deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the Underwriters of their option to purchase additional shares. The shares are expected to be delivered to the Underwriters on or about October 19, 2017, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-205128) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. A copy of the Underwriting Agreement executed in connection with the offering is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement.

A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the shares of common stock issuable under the Underwriting Agreement, is filed herewith as Exhibit 5.1.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01 Other Events

On October 16, 2017, Abeona Therapeutics Inc. issued a press release entitled “Abeona Therapeutics Announces Pricing of Public Offering of Common Stock”. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and Jefferies LLC, as representative for the underwriters named therein, dated as of October 16, 2017
5.1	Opinion of Morgan, Lewis & Bockius LLP
99.1	Press release dated October 16, 2017, entitled “Abeona Therapeutics Announces Pricing of Public Offering of Common Stock”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson
Vice President Finance
Chief Accounting Officer

Dated: October 17, 2017